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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Wireless Telecom Group, Inc. (the "Company") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Garcia, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 'SS'1350, as adopted pursuant to 'SS'906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /s/ Edward Garcia
                                        ----------------------------------------
                                        Edward Garcia
                                        Chief Executive Officer
                                        March 28, 2003

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C., 'SS'1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to Wireless Telecom Group, Inc. and will be retained by Wireless Telecom Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.